Exhibit 3.50

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

OF

IASIS FLORIDA PHYSICIAN’S GROUP, INC.

Pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) the undersigned corporation hereby adopts the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is IASIS Florida Physician’s Group, Inc.

2. The amendment adopted is as follows:

Article 1 shall be deleted and replaced in its entirety with the following:

“The name of the corporation (“Corporation”) is Physician Group of Florida, Inc.”

3. The amendment was duly adopted on April 28, 2008 by the Board of Directors of the Corporation pursuant to an action on written consent in accordance with Section 242 of the DGCL. The amendment was duly adopted by the sole stockholder of the corporation on April 28, 2008 In accordance with Section 228 of the DGCL.

Dated as of April 28, 2008.

IASIS FLORIDA PHYSICIAN’S GROUP, INC.

By:	/s/ Frank A. Coyle
Name:	Frank A. Coyle
Title:	Secretary